                                                                      EXHIBIT 99

                    Sears Reports Second Quarter 2003 Results

    HOFFMAN ESTATES, Ill., July 17 /PRNewswire/ -- Sears, Roebuck and Co. (NYSE:
S) today reported net income of $309 million, or $1.04 per share, for the second quarter ended June 28, 2003, compared with net income of $229 million, or $0.71 per share, in the second quarter of 2002.

    "We delivered a solid quarter that was consistent with our expectations," said Chairman and CEO Alan J. Lacy. "We are pleased that sales in core businesses such as lawn and garden, tools and apparel have shown signs of strengthening, especially considering the difficult economic environment."

    Sears' second quarter 2003 earnings included a pretax gain of $93 million, or $0.20 per share, on the sale of previously charged-off credit card accounts, which was partially offset by a pretax charge of $28 million, or $0.06 per share, for severance costs associated with a productivity improvement program to further streamline the company's home office and field operations.

    In the second quarter of 2002, Sears refined its methodology for determining its allowance for uncollectible accounts to include the uncollectible portion of current credit card accounts and credit card fee balances. As a result, the 2002 second quarter results included a pretax charge of $300 million, or $0.59 per share.

    Retail and Related Services

    Retail and Related Services reported operating income of $183 million for the second quarter of 2003, compared with operating income of $300 million in the second quarter of 2002. The decrease reflects lower gross margins on full-line store sales due to clearance activity and a highly promotional retail environment.

    Revenues for the second quarter were $7.8 billion, an increase of 0.9 percent over the same period last year. A revenue increase from the addition of Lands' End, which was acquired in June 2002, was partially offset by revenue decreases in retail stores. Comparable store sales for the quarter declined 3.5 percent. In hardlines, lawn and garden experienced strong performances in both full-line and dealer stores.

    "Sales trends generally improved during the quarter, reflecting continuing progress against our goals of upgrading merchandise offerings, enhancing the customer experience in Sears stores and strengthening our marketing," Lacy said. "Apparel sales benefited from the contribution of Lands' End merchandise. In fact, comparable sales for apparel in stores carrying the Lands' End brand were 2-4 percent better than those without. We are encouraged by these initial results and look forward to completing our rollout to all Sears stores by year end."

    The company's gross margin rate for the quarter declined 10 basis points from the prior year, as a significant increase in promotional activity was largely offset by improvements in sourcing and the inclusion of the higher-margin Lands' End business.

    Selling and administrative expenses increased by $107 million due primarily to the inclusion of Lands' End. In addition, selling and administrative expenses in Retail and Related Services included a charge of $16 million for severance costs related to the company's productivity improvement program. The remaining portion of the severance charge was recorded in the corporate and other segment.

    Credit and Financial Products

    Credit and Financial Products reported operating income of $355 million for the quarter, up $243 million compared to the 2002 second quarter, which included a $300 million charge related to a refinement in the method for determining the allowance for uncollectible credit card accounts. In addition, the current year quarter included a $93 million gain on the sale of previously charged-off accounts.

    Second quarter domestic Credit and Financial Products revenues decreased approximately 4.2 percent from a year ago to $1.27 billion, as an increase in average receivable balances was more than offset by a lower yield. The lower yield is attributable to the lower interest rate environment, reduced late fees and an increase in the size of the MasterCard portfolio, which carries a lower yield than Sears' private label card.

    Domestic credit card receivables at the end of the second quarter increased
4.2 percent over the prior year to $29.4 billion. Funding costs were even with last year's quarter, as favorability from the lower interest rate environment was offset by greater interest expense associated with higher debt balances to support the increase in receivables.

    The domestic provision for uncollectible credit card accounts was $446 million in the second quarter, compared with $693 million in last year's period, a decrease of $247 million due primarily to the $300 million charge taken in the second quarter of 2002. The current year provision also benefited from a $93 million gain realized during the current quarter as Sears sold approximately $2.5 billion of previously charged-off accounts. The sale generated pretax proceeds of $178 million and the resulting gain was recorded as a reduction of the provision for uncollectible accounts. Consequently, the net charge-off rate for the quarter was 4.57 percent, compared with 5.32 percent a year ago. Excluding the benefit of the sale of the charged off accounts, the net charge-off rate for the quarter would have been 6.71 percent.

    Year-over-year delinquencies rose to 7.41 percent from 6.87 percent, reflecting continued seasoning of the MasterCard portfolio. The domestic allowance for uncollectible credit card accounts at the end of the second quarter was $1.9 billion, or 6.45 percent of ending credit receivables, compared with 6.06 percent of ending credit receivables at the end of the 2003 first quarter.

    Share Repurchase Program

    During the quarter, Sears repurchased 34.9 million shares of its common stock for a total cost of $1.02 billion, at an average price of $29.19 per share. As of June 28, 2003, the company had remaining authorization to repurchase $230 million of shares by December 31, 2004, under its existing share repurchase program.

    On July 15, the Sears board of directors authorized an incremental $1 billion to replenish the existing share repurchase program, bringing the total authorized under the program to approximately $1.2 billion. The shares will be purchased in the open market or through privately negotiated transactions. Timing will depend on prevailing market conditions, alternative uses of capital and other factors.

    Outlook

    In Retail and Related Services, the company anticipates that full-year operating income will be roughly flat with the previous year. This assumes comparable store sales of flat to up low-single digit in the second half. Credit and Financial Products remains on plan for a mid-single digit decline in operating income, including the benefit from the sale of charged-off receivables. Sears expects that the gain will be largely offset by lower than planned late fees, due to lower delinquent accounts resulting from risk mitigation activities.

    The company expects full-year earnings per share (EPS) to be between $4.80 and $5.00. This compares with its previous forecast of EPS between $4.95 and $5.15. This full-year expectation excludes any effect that may result from the sale of the Credit and Financial Products business.

    Forward-Looking Statements

    This release contains guidance on full-year 2003 earnings per share, as well as comparable store sales, margins and other company performance measures. These statements are forward-looking statements based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected in the forward looking statements. Risks and uncertainties that may cause actual results to differ materially include competitive conditions in retail and credit; changes in consumer confidence and spending; delinquency and charge-off trends in the credit card portfolio; consumer debt levels and the level of consumer bankruptcies; the success of initiatives to address increased delinquencies and credit losses and improve credit profitability; the success of the full-line store strategy and other strategies; the possibility that the company will identify new business and strategic options for one or more of its business segments, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; Sears' ability to integrate and operate Lands' End successfully; the successful integration of Sears retail businesses with a third-party credit card program, which involves significant training and the integration of complex systems and processes; the outcome of pending legal proceedings; anticipated cash flow; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in the company's pension plan; changes in interest rates; the volatility in financial markets; changes in the company's debt ratings, credit spreads and cost of funds; the possibility of interruptions in systematically accessing the public debt markets; general economic conditions and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available.

    Webcast

    Sears will webcast its second quarter earnings conference call at 10:30 a.m. EDT/9:30 a.m. CDT today. Investors and the media are invited to listen to the call through the company's website at www.sears.com/investors, under "Events and Webcasts." A telephone replay of the call will be available beginning at approximately 12:30 p.m EDT/11:30 a.m. CDT today. The replay number is 1-888-562-6126, access code: 3276. A replay of the conference call will also be available on the company's website at www.sears.com/investors, under "Events and Webcasts."

    About Sears

    Sears, Roebuck and Co. is a broadline retailer with significant service and credit businesses. In 2002, the company's revenue was $41.4 billion. The company offers its wide range of apparel, home and automotive products and services to families in the U.S. through Sears stores nationwide, including approximately 870 full-line stores. Sears also offers a variety of merchandise and services through its Web sites, sears.com, thegreatindoors.com and landsend.com, and a variety of specialty catalogs.

     SEARS, ROEBUCK AND CO.
     CONSOLIDATED INCOME

                                                           For the 13 Weeks                For the 26 Weeks
                                                                Ended                           Ended
                                                            June 28, 2003                   June 28, 2003
                                                          and June 29, 2002               and June 29, 2002
    (millions, except earnings per
     common share)                                       2003            2002            2003            2002

        REVENUES
          Merchandise sales and services             $    8,851      $    8,753      $   16,325      $   16,400
          Credit and financial products
           revenues                                       1,345           1,389           2,751           2,779
                  Total revenues                         10,196          10,142          19,076          19,179

        COSTS AND EXPENSES
          Cost of sales, buying and
           occupancy                                      6,402           6,342          11,876          11,968
          Selling and administrative                      2,327           2,236           4,437           4,297
          Provision for uncollectible
           accounts                                         461             701             944           1,082
          Depreciation and amortization                     230             221             455             431
          Interest                                          287             276             566             568
          Special charges and impairments                    --              --              --             111
               Total costs and expenses                   9,707           9,776          18,278          18,457

        Operating income                                    489             366             798             722
        Other income, net                                    13              10              14              88

        Income before income taxes and
          minority interest                                 502             376             812             810

        Income taxes                                       (186)           (140)           (301)           (288)

        Minority interest                                    (7)             (7)            (10)             25

        Income before cumulative effect
         of accounting change                               309             229             501             547

        Cumulative effect of change in
         accounting for goodwill                             --              --              --            (208)

        NET INCOME                                   $      309      $      229      $      501      $      339

        EARNINGS PER COMMON SHARE

          Basic
             Earnings per share before
              cumulative effect of a change
              in accounting principle                $     1.04      $     0.72      $     1.63      $     1.72

             Cumulative effect of change
              in accounting for goodwill                     --              --              --           (0.65)

               Earnings per share                    $     1.04      $     0.72      $     1.63      $     1.07

          Diluted
             Earnings per share before
              cumulative effect of a change
              in accounting principle                $     1.04      $     0.71      $     1.63      $     1.70

             Cumulative effect of change
              in accounting for goodwill                     --              --              --           (0.65)

               Earnings per share                    $     1.04      $     0.71      $     1.63      $     1.05

        Average common and dilutive
         common equivalent shares
         outstanding                                      298.0           321.1           307.9           322.5

     SEARS, ROEBUCK AND CO.
     CONSOLIDATED BALANCE SHEET

        (millions)

                                                   June 28,        June 29,      December 28,
                                                     2003            2002            2002
    Assets
      Current Assets
        Cash and cash equivalents                $    2,921      $    1,019      $    1,962
        Credit card receivables                      31,323          29,812          32,595
          Less allowance for
           uncollectible accounts                     1,957           1,485           1,836
          Net credit card receivables                29,366          28,327          30,759
        Other receivables                               728             635             863
        Merchandise inventories                       5,447           5,396           5,115
        Prepaid expenses and deferred
         charges                                        620             617             535
        Deferred income taxes                           839           1,010             749
          Total current assets                       39,921          37,004          39,983

      Property and equipment, net                     6,909           6,797           6,910
      Deferred income taxes                             627             365             734
      Goodwill                                          945             936             944
      Tradenames and other intangible
       assets                                           703             725             704
      Other assets                                    1,268             917           1,134
          Total assets                           $   50,373      $   46,744      $   50,409

    Liabilities
      Current liabilities
        Short-term borrowings                    $    5,464      $    3,981      $    4,525
        Current portion of long-term
         debt and capitalized lease
         obligations                                  5,050           4,325           4,808
        Accounts payable and other
         liabilities                                  6,759           6,831           7,485
        Unearned revenues                             1,256           1,180           1,199
        Other taxes                                     496             471             580
          Total current liabilities                  19,025          16,788          18,597

      Long-term debt and capitalized
       lease obligations                             21,462          20,348          21,304
      Pension and Postretirement
       benefits                                       2,336           1,645           2,491
      Minority interest and other
       liabilities                                    1,318           1,868           1,264
          Total liabilities                          44,141          40,649          43,656

    Commitments and Contingent
     Liabilities

    Shareholders' Equity
      Common shares                                     323             323             323
      Capital in excess of par value                  3,501           3,516           3,505
      Retained earnings                               8,861           7,605           8,497
      Treasury stock - at cost                       (5,463)         (4,506)         (4,474)
      Deferred ESOP expense                             (34)            (48)            (42)
      Accumulated other comprehensive
       loss                                            (956)           (795)         (1,056)
          Total shareholders' equity                  6,232           6,095           6,753
          Total liabilities and
           shareholders' equity                  $   50,373      $   46,744      $   50,409

          Total common shares
           outstanding                                282.6           315.9           316.7

     SEARS, ROEBUCK AND CO.

     Segment Income Statements

     (millions, except earnings per share)

     For the 13 Weeks Ended June 28, 2003 and June 29, 2002


                                                                            Credit & Financial
                                          Retail & Related Services              Products
                                             2003           2002           2003           2002

    Merchandise sales and
     services                             $    7,771     $    7,699     $       --     $       --
    Credit and financial
     products revenues                            --             --          1,266          1,321

    Total Revenues                             7,771          7,699          1,266          1,321

    Costs and expenses
       Cost of sales, buying
        and occupancy                          5,662          5,602             --             --
       Selling and
        administrative                         1,723          1,616            215            264
       Provision for uncollectible
        accounts                                  --             --            446            693
       Depreciation and
        amortization                             187            176              5              5
       Interest expense
        (income)                                  16              5            245            247
           Total costs and
            expenses                           7,588          7,399            911          1,209

    Operating income (loss)               $      183     $      300     $      355     $      112

    Net Income

    EPS - Diluted

       Average shares o/s

                                                     Corporate & Other                 Sears Canada

                                                    2003            2002            2003           2002

    Merchandise sales and services               $      100      $       92      $      980     $      962
    Credit and financial products
     revenues                                            --              --              79             68

    Total Revenues                                      100              92           1,059          1,030

    Costs and expenses
       Cost of sales, buying and
        occupancy                                        41              35             699            705
       Selling and administrative                       121             110             268            246
       Provision for uncollectible
        accounts                                         --              --              15              8
       Depreciation and amortization                     10              16              28             24
       Interest expense (income)                         --              --              26             24
              Total costs and expenses                  172             161           1,036          1,007

    Operating income (loss)                      $      (72)     $      (69)     $       23     $       23

    Net Income

    EPS - Diluted

       Average shares o/s

                                                               Total

                                                        2003           2002

    Merchandise sales and services                   $    8,851     $    8,753
    Credit and financial products
     revenues                                             1,345          1,389

    Total Revenues                                       10,196         10,142

    Costs and expenses
        Cost of sales, buying and occupancy               6,402          6,342
        Selling and administrative                        2,327          2,236
        Provision for uncollectible accounts                461            701
        Depreciation and amortization                       230            221
        Interest expense (income)                           287            276
              Total costs and expenses                    9,707          9,776

    Operating income (loss)                          $      489     $      366

    Net Income                                       $      309     $      229

    EPS - Diluted                                    $     1.04     $     0.71

       Average shares o/s                                 298.0          321.1

    For the 26 Weeks Ended June 28, 2003 and June 29, 2002

                                                                         Credit & Financial
                                       Retail & Related Services              Products
                                          2003           2002           2003           2002

    Merchandise sales and
     services                          $   14,415     $   14,467     $       --     $       --
    Credit and financial
     products revenues                         --             --          2,596          2,639

    Total Revenues                         14,415         14,467          2,596          2,639

    Costs and expenses
       Cost of sales, buying
        and occupancy                      10,576         10,607             --             --
       Selling and
        administrative                      3,284          3,128            433            492
       Provision for
        uncollectible
        accounts                               --             --            917          1,064
       Depreciation and
        amortization                          370            344              9             10
       Interest expense
        (income)                               25              1            487            518
       Special charges and
        impairments                            --             --             --             --
           Total costs and
            expenses                       14,255         14,080          1,846          2,084

    Operating income (loss)            $      160     $      387     $      750     $      555

    Net Income before
     cumulative effect of
     change in accounting

    Cumulative effect of
     change in accounting

    Net Income

    EPS - Diluted

       Average shares o/s

                                                      Corporate & Other                Sears Canada
                                                    2003            2002            2003           2002

    Merchandise sales and services               $      163      $      150      $    1,747     $    1,783
    Credit and financial products
     revenues                                            --              --             155            140

    Total Revenues                                      163             150           1,902          1,923

    Costs and expenses
       Cost of sales, buying and
        occupancy                                        65              56           1,235          1,305
       Selling and administrative                       222             204             498            473
       Provision for uncollectible
        accounts                                         --              --              27             18
       Depreciation and amortization                     21              28              55             49
       Interest expense (income)                         --              --              54             49
       Special charges and impairments                   --              --              --            111
              Total costs and expenses                  308             288           1,869          2,005

    Operating income (loss)                      $     (145)     $     (138)     $       33     $      (82)

    Net Income before cumulative
     effect of change in accounting

    Cumulative effect of change in
     accounting

    Net Income

    EPS - Diluted

       Average shares o/s

                                                               Total
                                                        2003           2002

    Merchandise sales and services                   $   16,325     $   16,400
    Credit and financial products revenues                2,751          2,779

    Total Revenues                                       19,076         19,179

    Costs and expenses
        Cost of sales, buying and
         occupancy                                       11,876         11,968
        Selling and administrative                        4,437          4,297
        Provision for uncollectible accounts                944          1,082
        Depreciation and amortization                       455            431
        Interest expense (income)                           566            568
        Special charges and impairments                      --            111
              Total costs and expenses                   18,278         18,457

    Operating income (loss)                          $      798     $      722

    Net Income before cumulative effect
     of change in accounting                         $      501     $      547

    Cumulative effect of change in accounting        $       --     $     (208)

    Net Income                                       $      501     $      339

    EPS - Diluted                                    $     1.63     $     1.05

       Average shares o/s                                 307.9          322.5

     SEARS, ROEBUCK AND CO.
     SUPPLEMENTAL INFORMATION - DOMESTIC CREDIT CARD RECEIVABLES, INVENTORY AND STORE COUNT

     ($ in millions)

                                                    Average Balance                             Ending Balance
                                    For the 13 Weeks             For the 26 Weeks
                                         Ended                        Ended
                                   June 28, 2003 and            June 28, 2003 and
                                      June 29, 2002               June 29, 2002                June 28, June 29,
                                  2003           2002           2003           2002           2003           2002

    Sears Card
     credit card
     receivables               $   16,784     $   20,094     $   17,320     $   20,878     $   16,501     $   19,679
    Sears Gold
     MasterCard
     credit card
     receivables                   12,614          7,519         12,511          6,634         12,942          8,567
    Total domestic
     credit card
     receivables               $   29,398     $   27,613     $   29,831     $   27,512     $   29,443     $   28,246

                                       For the 13 Weeks Ended         For the 26 Weeks Ended
                                         June 28, 2003 and              June 28, 2003 and
                                           June 29, 2002                  June 29, 2002
    Domestic credit
     card
     receivables-                       2003            2002            2003            2002
    Net interest
     margin:
    Portfolio yield                       16.56%          18.47%          16.73%          18.51%
    Effective
     financing rate                        3.31%           3.55%           3.24%           3.74%
    Net interest
     margin                               13.25%          14.92%          13.49%          14.77%

    Reported
     domestic net
     charge-off rate:
       Sears Card                          3.37%           6.20%           5.15%           6.17%
       Sears Gold
        MasterCard                         6.16%           2.99%           5.61%           2.83%
         Total                             4.57%           5.32%           5.34%           5.37%

    Domestic net
     charge-off rate
     (without
      consideration
      of the Q2 2003
      sale of previously
      charged-off
      accounts):
         Sears Card                        6.89%           6.20%           6.85%           6.17%
         Sears Gold
          MasterCard                       6.48%           2.99%           5.77%           2.83%
           Total                           6.71%           5.32%           6.40%           5.37%

                                            2003                                    2002
                                  June 28,        March 29,       Dec. 28,        Sep. 28,        Jun. 29,
                                    2003            2003            2002            2002            2002

    Sears Card
     delinquency
     rate                            9.33%          10.14%          10.34%           9.74%           8.75%
    Sears Gold
     MasterCard
     delinquency
     rate                            4.96%           4.72%           3.76%           2.99%           2.57%
    Total domestic
     delinquency
     rate                            7.41%           7.87%           7.69%           7.24%           6.87%

    Allowance for
     uncollectible
     accounts                  $    1,900      $    1,790      $    1,780      $    1,630      $    1,441

    Allowance % of
     domestic credit
     card receivables                6.45%           6.06%           5.79%           5.57%           5.10%

                                June 28,   June 29,
                                  2003       2002

    Domestic inventories
             -LIFO               $4,881     $4,854
             -FIFO               $5,507     $5,469

                          For the 13 Weeks Ended             For the 26 Weeks Ended
                    June 28, 2003 and June 29, 2002      June 28, 2003 and June 29, 2002

    Pretax
     LIFO charge          $12             $12                $24              $24

                              June 28,    June 29,    December 28,
    Domestic retail stores:     2003         2002          2002

     Full-line                  869           870          872
     Specialty                1,307         1,295        1,305
     Lands' End                  15            15           15
              Total           2,191         2,180        2,192

    During 2003, the Company opened 10 stores consisting of one Full-line store and nine Specialty stores. In addition, the Company closed 11 stores consisting of four Full-line stores and seven Specialty stores.